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                                  EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 19, 1994, which appears on page 47 of the 1994 Annual Report to Shareholders of Applied Materials, Inc., which is incorporated by reference in Applied Materials, Inc.'s Annual Report on Form 10-K for the year ended October 30, 1994. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on page 21 of such Annual Report on Form 10-K.

PRICE WATERHOUSE LLP
San Jose, California
November 15, 1995

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